EXHIBIT 13
                      AMERICAN FIDELITY SEPARATE ACCOUNT A

Schedule of Computations for Each Performance Quotation Provided in the Registration Statement

                                                       ONE YEAR        FIVE YEAR       TEN YEAR
(1) CUMULATIVE TOTAL RETURN                           TOTAL RETURN     TOTAL RETURN    TOTAL RETURN
                                                      ------------     ------------    ------------
(A) INITIAL INVESTMENT                                  $1,000.00       $1,000.00       $1,000.00
    multipied by                                                x               x               x
    0.96                                                     0.96            0.96            0.96

    less $15.00                                         $   15.00       $   15.00       $   15.00

    less $.50                                           $    0.50       $    0.50       $    0.50
    equals                                                      =               =               =
    NET INITIAL INVESTMENT                              $  944.50       $  944.50       $  944.50


(B) NET INITIAL INVESTMENT                              $  944.50       $  944.50       $  944.50
    divided by                                                  /               /               /
    ACCUMULATION UNIT VALUE ON PURCHASE DATE            $ 28.3822       $ 15.3389       $  8.8663
    equals                                                      =               =               =
    NUMBER OF ACCUMULATION UNITS PURCHASED                  33.28           61.58          106.53


(C) ACCUMULATION UNIT VALUE AT THE END OF TIME PERIOD   $ 24.9255       $ 24.9255       $ 24.9255
        multipied by                                            x               x               x
        NUMBER OF ACCUMULATION UNITS PURCHASED              33.28           61.58          106.53
        equals                                                  =               =               =
        ENDING VALUE                                    $  829.52       $1,534.91       $2,655.31


(D) ENDING VALUE                                        $  829.52       $1,534.91       $2,655.31
    minus                                                      --              --              --
    INITIAL INVESTMENT                                  $1,000.00       $1,000.00       $1,000.00
    equals                                                      =               =               =
    TOTAL DOLLAR RETURN                                  -$170.48       $  534.91       $1,655.31


(E) TOTAL DOLLAR RETURN                                  -$170.48       $  534.91       $1,655.31
    divided by                                                  /               /               /
    INITIAL INVESTMENT                                  $1,000.00       $1,000.00       $1,000.00
                                                                x               x               x
    multipied by 100                                          100             100             100
    equals                                                      =               =               =
    TOTAL RETURN FOR THE PERIOD EXPRESSED
        AS A PERCENTAGE                                   -17.05%          53.49%         165.53%


(2) AVERAGE ANNUAL TOTAL RETURN (STANDARDIZED PERFORMANCE)


Average annual total return quotations for the one, five and ten year periods ending 31-Dec-01 are computed using the formula below:

                        n
            P ( 1 +  T )  =  ERV

Where:      P = a hypothetical initial investment of $1,000

            T =average annual total return

            n = number of years

         ERV = ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods" computed in accordance with the formula shown in (1) above.

Thus:

                                ONE YEAR                             FIVE YEAR                       TEN YEAR
                             AVERAGE ANNUAL                        AVERAGE ANNUAL                 AVERAGE ANNUAL
                              TOTAL RETURN                          TOTAL RETURN                   TOTAL RETURN
                              ------------                          ------------                   ------------
                                              1                                     5                              10
                              $1,000 ( 1 + T )   =  $829.52         $1,000 ( 1 + T ) = $1,534.91    $1,000 ( 1 + T ) = $2,655.31

                                   T =              -17.05%               T =              8.95%          T =            10.26%